Exhibit 3.1

FIFTH AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

ELLIPSE TECHNOLOGIES, INC.

(Pursuant to Sections 242 and 245 of the

General Corporation Law of the State of Delaware)

Ellipse Technologies, Inc., a corporation organized and existing under and by virtue of the provisions of the General Corporation Law of the State of Delaware (the “General Corporation Law”), does hereby certify:

1.         That the name of this corporation is Ellipse Technologies, Inc., and that this corporation was originally incorporated pursuant to the General Corporation Law on June 30, 2005, under the name Ellipse Technologies, Inc.

2.         That the Board of Directors duly adopted resolutions proposing to amend and restate the Fourth Amended and Restated Certificate of Incorporation of this corporation, as amended, declaring said amendment and restatement to be advisable and in the best interests of this corporation and its stockholders, and authorizing the appropriate officers of this corporation to solicit the consent of the stockholders therefor, which resolution setting forth the proposed amendment and restatement is as follows:

RESOLVED, that the Fourth Amended and Restated Certificate of Incorporation of this corporation, as amended, be amended and restated in its entirety to read as follows:

FIRST: The name of this corporation is Ellipse Technologies, Inc. (the “Corporation”).

SECOND: The address of the registered office of the Corporation in the State of Delaware is 2711 Centerville Road, Suite 400, in the City of Wilmington, County of New Castle, 19808. The name of its registered agent at such address is Corporation Service Company.

THIRD: The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law.

FOURTH: The total number of shares of all classes of stock which the Corporation shall have authority to issue is (i) 110,000,000 shares of Common Stock, $0.001 par value per share (“Common Stock”), and (ii) 85,580,757 shares of Preferred Stock, $0.001 par value per share (“Preferred Stock”).

The following is a statement of the designations and the powers, privileges and rights, and the qualifications, limitations or restrictions thereof in respect of each class of capital stock of the Corporation.

A.	COMMON STOCK

1.         General. The voting, dividend and liquidation rights of the holders of the Common Stock are subject to and qualified by the rights, powers and preferences of the holders of the Preferred Stock set forth herein.

2.         Voting. The holders of the Common Stock are entitled to one vote for each share of Common Stock held at all meetings of stockholders (and written actions in lieu of meetings); provided, however, that, except as otherwise required by law, holders of Common Stock, as such, shall not be entitled to vote on any amendment to this Fifth Amended and Restated Certificate of Incorporation (as so amended, the “Certificate of Incorporation”) that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together with the holders of one or more other such series, to vote thereon pursuant to the Certificate of Incorporation or pursuant to the General Corporation Law. The number of authorized shares of Common Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by (in addition to any vote of the holders of one or more series of Preferred Stock that may be required by the terms of the Certificate of Incorporation) the affirmative vote of the holders of shares of capital stock of the Corporation representing a majority of the votes represented by all outstanding shares of capital stock of the Corporation entitled to vote, irrespective of the provisions of Section 242(b)(2) of the General Corporation Law.

3.         Dividends. Dividends may be paid on the Common Stock when, as and if declared by the Board of Directors, subject to the prior dividend rights of the Preferred Stock and the other restrictions set forth in this Certificate of Incorporation.

B.	PREFERRED STOCK GENERALLY

Preferred Stock may be issued from time to time in one or more series, each of such series to consist of such number of shares and to have such terms, rights, powers and preferences, and the qualifications and limitations with respect thereto, as stated or expressed herein. Any shares of Preferred Stock that may be redeemed, purchased or acquired by the Corporation may be reissued except as otherwise provided by law or by the terms of any series of Preferred Stock.

C.	SERIES PREFERRED STOCK

The first series of Preferred Stock shall consist of 9,441,478 shares and is designated “Series A-1 Preferred Stock.” The second series of Preferred Stock shall consist of 3,060,241 shares and is designated “Series A-2 Preferred Stock.” The third series of Preferred Stock shall consist of 12,386,899 shares and is designated “Series B Preferred Stock.” The fourth series of Preferred Stock shall consist of 69,120 shares and is designated “Series B-1 Preferred Stock.” The fifth series of Preferred Stock shall consist of 60,623,019 shares and is designated “Series C Preferred Stock.”

The powers, preferences, rights, restrictions, and other matters relating to the Preferred Stock are as set forth below. Unless otherwise indicated, references to “Sections” or

“Subsections” in this Part C of this Article Fourth refer to sections and subsections of Part C of this Article Fourth.

1.         Definitions. For purposes of this Certificate of Incorporation, the following definitions shall apply:

1.1         “Board of Directors” shall mean the board of directors of the Corporation.

1.2         “Conversion Price” shall initially $0.60 per share for the Series A-1 Preferred Stock, $0.60 for the Series A-2 Preferred Stock, $0.30 per share for the Series B Preferred Stock, $0.30 per share for the Series B-1 Preferred Stock and $0.46 per share for the Series C Preferred Stock, subject to adjustment from time to time for Recapitalizations and as otherwise set forth elsewhere herein.

1.3         “Distribution” shall mean the transfer of cash or other property without consideration whether by way of dividend, purchase or redemption of shares of the Corporation by the Corporation, other than: (i) Distributions on Common Stock payable in Common Stock, (ii) repurchases of Common Stock issued to or held by employees, officers, directors or consultants of the Corporation or its subsidiaries upon termination of their employment or services pursuant to agreements providing for the right of said repurchase, (iii) repurchases of Common Stock issued to or held by employees, officers, directors or consultants of the Corporation or its subsidiaries pursuant to rights of first refusal contained in agreements providing for such right, (iv) repurchases of capital stock of the Corporation in connection with the settlement of disputes with any stockholder and (v) Distributions to holders of Common Stock in accordance with Section 3; provided, however, that in each case specified in (i) through (v) above, such repurchase must first be approved by the Board of Directors, including the affirmative vote of the Preferred Stock Directors (as such term is defined in Subsection 4.2 below).

1.4         “Junior Preferred Stock” shall mean collectively the Series A-1 Preferred Stock, the Series A-2 Preferred Stock and the Series B-1 Preferred Stock.

1.5         “Original Issue Price” means, with respect to the Series A-1 Preferred Stock, the Series A-1 Original Issue Price, with respect to the Series A-2 Preferred Stock, the Series A-2 Original Issue Price, with respect to the Series B Preferred Stock, the Series B Original Issue Price, with respect to the Series B-1 Preferred Stock, the Series B-1 Original Issue Price and with respect to the Series C Preferred Stock, the Series C Original Issue Price.

1.6         “Recapitalization” shall mean any stock dividend, stock split, combination of shares, reorganization, recapitalization, reclassification or other similar event.

1.7         “Senior Preferred Stock” shall mean collectively the Series B Preferred Stock and the Series C Preferred Stock.

1.8         “Series A-1 Original Issue Price” shall mean $0.60 per share (subject to adjustment from time to time for Recapitalizations).

1.9         “Series A-2 Original Issue Price” shall mean $0.60 per share (subject to adjustment from time to time for Recapitalizations).

1.10         “Series B Base Amount” shall mean the sum of (i) the Series B Original Issue Price, and (ii) any Accruing Dividends accrued but unpaid thereon, whether or not declared, together with any other dividends declared but unpaid thereon.

1.11         “Series B Original Issue Date” shall mean the date on which the first share of Series B Preferred Stock was issued.

1.12         “Series B Original Issue Price” shall mean $0.30 per share (subject to adjustment from time to time for Recapitalizations).

1.13         “Series B-1 Original Issue Price” shall mean $0.30 per share (subject to adjustment from time to time for Recapitalizations).

1.14         “Series C Base Amount” shall mean the sum of (i) the Series C Original Issue Price, and (ii) any Accruing Dividends accrued but unpaid thereon, whether or not declared, together with any other dividends declared but unpaid thereon.

1.15         “Series C Original Issue Date” shall mean the date on which the first share of Series C Preferred Stock was issued.

1.16         “Series C Original Issue Price” shall mean $0.46 per share (subject to adjustment from time to time for Recapitalizations).

1.17         “Series Preferred Stock” shall collectively mean the Series A-1 Preferred Stock, Series A-2 Preferred Stock, Series B Preferred Stock, Series B-1 Preferred Stock and Series C Preferred Stock.

2.         Dividends.

2.1         Series C Preferred Stock Dividends. From and after the Series C Original Issue Date, the holders of shares of Series C Preferred Stock shall be entitled to receive, out of funds legally available therefor, dividends at the rate of eight percent (8.0%) per share per annum of the Series C Original Issue Price, compounded annually (the “Accruing Dividends”), in preference to dividends on the Series B Preferred Stock, Junior Preferred Stock and Common Stock. Accruing Dividends shall accrue from day to day, whether or not declared and whether or not there are profits, surplus or other funds legally available for the payment of dividends, and shall be cumulative; provided however, that except as set forth in the following sentence of this Section 2 or in Subsection 3.1(ii) or Subsection 7.1, such Accruing Dividends shall be payable only when, as, and if declared by the Board of Directors. No Distributions shall be declared, paid or set aside with respect to the Series B Preferred Stock, Junior Preferred Stock or Common Stock unless (in addition to the obtaining of any consents required elsewhere in the Certificate of Incorporation) the holders of the Series C Preferred Stock then outstanding shall first receive, or simultaneously receive, a dividend on each outstanding share of Series C Preferred Stock in an amount at least equal to the greater of (i) the amount of the aggregate Accruing Dividends then accrued on such share of Series C Preferred Stock and not previously paid or (ii) (A) in the case of a dividend on Common Stock or any class or series that is convertible into Common Stock, that dividend per share of Series C Preferred Stock as would equal the product of (1) the dividend payable on each share of such class or series determined, if applicable, as if all shares of such class or series had been converted into Common Stock and (2) the number of shares of Common Stock issuable upon conversion of a share of Series C Preferred Stock, in each case calculated on the record date for determination of holders entitled to receive such dividend or (B) in the case of a dividend on any class or series that is not convertible into Common Stock, at a rate per share of Series C Preferred Stock determined by (1) dividing the amount of the dividend payable on each share of such class or series of capital stock by the original issuance price of such class or series of capital stock (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to such class or series) and (2) multiplying such fraction by an amount equal to the Series C Original Issue Price; provided that, if the Corporation declares, pays or sets aside, on the same date, a dividend on shares of more than one class or series of capital stock of the Corporation, the dividend payable to the holders of Series C Preferred Stock pursuant to this Subsection 2.1 shall be calculated based upon the dividend on the class or series of capital stock that would result in the highest Series C Preferred Stock dividend.

2.2         Series B Preferred Stock Dividends. Subject to the prior and preferential declaration or payment of dividends on the Series C Preferred Stock, from and after the Series B Original Issue Date, the holders of shares of Series B Preferred Stock shall be entitled to receive, out of funds legally available therefor, dividends at the rate of eight percent (8.0%) per share per annum of the Series B Original Issue Price, compounded annually (the “Accruing Dividends”), in preference to dividends on the Junior Preferred Stock and Common Stock. Accruing Dividends shall accrue from day to day, whether or not declared and whether or not there are profits, surplus or other funds legally available for the payment of dividends, and shall be cumulative; provided however, that except as set forth in the following sentence of this Section 2 or in Subsection 3.1(ii) or Subsection 7.1, such Accruing Dividends shall be payable only when, as, and if declared by the Board of Directors. No Distributions shall be declared, paid or set aside with respect to the Junior Preferred Stock or Common Stock unless (in addition to the obtaining of any consents required elsewhere in the Certificate of Incorporation) the holders of the Series B Preferred Stock then outstanding shall first receive, or simultaneously receive, a dividend on each outstanding share of Series B Preferred Stock in an amount at least equal to the greater of (i) the amount of the aggregate Accruing Dividends then accrued on such share of Series B Preferred Stock and not previously paid and (ii) (A) in the case of a dividend on Common Stock or any class or series that is convertible into Common Stock, that dividend per share of Series B Preferred Stock as would equal the product of (1) the dividend payable on each share of such class or series determined, if applicable, as if all shares of such class or series had been converted into Common Stock and (2) the number of shares of Common Stock issuable upon conversion of a share of Series B Preferred Stock, in each case calculated on the record date for determination of holders entitled to receive such dividend or (B) in the case of a dividend on any class or series that is not convertible into Common Stock, at a rate per share of Series B Preferred Stock determined by (1) dividing the amount of the dividend payable on each share of such class or series of capital stock by the original issuance price of such class or series of capital stock (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to such class or series) and (2) multiplying such fraction by an amount equal to the Series B Original Issue Price; provided that, if the Corporation declares, pays or sets aside, on the same date, a dividend on shares of more than one class or series of capital stock of the Corporation, the dividend payable to the holders of Series B Preferred Stock pursuant to this Subsection 2.2 shall be calculated based upon the dividend on the class or series of capital stock that would result in the highest Series B Preferred Stock dividend.

2.3         Series A-1 Stock Dividends. Subject to the prior and preferential declaration or payment of dividends on the Series C Preferred Stock and the Series B Preferred Stock, from and after the date of the issuance of any shares of Series A-1 Preferred Stock, the holders of shares of Series A-1 Preferred Stock shall be entitled to receive, out of funds legally available therefor, if, when and as declared by the Board of Directors, dividends on each outstanding share of Series A-1 Preferred Stock in an amount at least equal to the greater of (i) $0.06 per share per annum of Series A-1 Preferred Stock (subject to adjustment from time to time for Recapitalizations) (to the extent not previously paid) and (ii) (A) in the case of a dividend on Common Stock or any class or series that is convertible into Common Stock, that dividend per share of Series A-1 Preferred Stock as would equal the product of (1) the dividend payable on each share of such class or series determined, if applicable, as if all shares of such class or series had been converted into Common Stock and (2) the number of shares of Common Stock issuable upon conversion of a share of Series A-1 Preferred Stock, calculated on the record date for determination of holders entitled to receive such dividend or (B) in the case of a dividend on any class or series that is not convertible into Common Stock, at a rate per share of Series A-1 Preferred Stock determined by (1) dividing the amount of the dividend payable on each share of such class or series of capital stock by the original issuance price of such class or series of capital stock (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to such class or series) and (2) multiplying such fraction by an amount equal to the Series A-1 Original Issue Price; provided that, if the Corporation declares, pays or sets aside, on the same date, a dividend on shares of more than one class or series of capital stock of the Corporation, the dividend payable to the holders of Series A-1 Preferred Stock pursuant to this Subsection 2.3 shall be calculated based upon the dividend on the class or series of capital stock that would result in the highest Series A-1 Preferred Stock dividend. No Distributions shall be declared, paid or set aside with respect to the Common Stock, the Series A-2 Preferred Stock or the Series B-1 Preferred Stock unless dividends on the Series A-1 Preferred Stock have been declared in accordance with the preferences stated herein and all declared dividends on the Series A-1 Preferred Stock have been paid or set aside for payment to the Series A-1 Preferred Stock holders. The right to receive dividends on shares of Series A-1 Preferred Stock shall not be cumulative, and no right to dividends shall accrue to holders of Series A-1 Preferred Stock by reason of the fact that dividends on said shares are not declared or paid.

2.4         Whenever a Distribution provided for in this Section 2 shall be payable in property other than cash, the value of such Distribution shall be deemed to be the fair market value of such property as determined in good faith by the Board of Directors, including the affirmative vote of the Preferred Stock Directors. Securities shall be valued in accordance with the terms and conditions of Subsection 3.7.3 below.

3.         Liquidation, Dissolution or Winding Up; Certain Mergers, Consolidations and Asset Sales.

3.1         Preferential Payments to Holders of Series C Preferred Stock. In the event of any liquidation, dissolution or winding up of the Corporation, either voluntary or involuntary, including a Deemed Liquidation Event, the holders of the Series C Preferred Stock shall be entitled to receive, prior and in preference to any Distribution of any of the assets of the

Corporation to the holders of the Series B Preferred Stock, Junior Preferred Stock and Common Stock by reason of their ownership of such stock, an amount per share for each share of Series C Preferred Stock held by them equal to the sum of (i) one and one-half times (1.5x) the Series C Original Issue Price, and (ii) any Accruing Dividends accrued but unpaid thereon, whether or not declared, together with any other dividends declared but unpaid thereon (the aggregate amount of such payments shall be referred to herein, collectively, as the “Series C Liquidation Preference”). If, upon the liquidation, dissolution or winding up of the Corporation, the assets of the Corporation legally available for distribution to the holders of the Series C Preferred Stock are insufficient to permit the payment to such holders of the full amounts specified in this Subsection 3.1, then the entire assets of the Corporation legally available for distribution shall be distributed with equal priority and pro rata among the holders of the Series C Preferred Stock in proportion to the full amounts they would otherwise be entitled to receive pursuant to this Subsection 3.1.

3.2        Preferential Payments to Holders of Series B Preferred Stock. In the event of any liquidation, dissolution or winding up of the Corporation, either voluntary or involuntary, including a Deemed Liquidation Event, after giving effect to the preferences set forth in Subsection 3.1 above, the holders of the Series B Preferred Stock shall be entitled to receive, prior and in preference to any Distribution of any of the assets of the Corporation to the holders of the Junior Preferred Stock and Common Stock by reason of their ownership of such stock, an amount per share for each share of Series B Preferred Stock held by them equal to the sum of (i) one and one-half times (1.5x) the Series B Original Issue Price, and (ii) any Accruing Dividends accrued but unpaid thereon, whether or not declared, together with any other dividends declared but unpaid thereon (the aggregate amount of such payments shall be referred to herein, collectively, as the “Series B Liquidation Preference”). If, upon the liquidation, dissolution or winding up of the Corporation, the assets of the Corporation legally available for distribution to the holders of the Series B Preferred Stock are insufficient to permit the payment to such holders of the full amounts specified in this Subsection 3.2, then the entire assets of the Corporation legally available for distribution to the holders of the Series B Preferred Stock shall be distributed with equal priority and pro rata among the holders of the Series B Preferred Stock in proportion to the full amounts they would otherwise be entitled to receive pursuant to this Subsection 3.2.

3.3        Preferential Payments to Holders of Series B-1 Preferred Stock. In the event of any liquidation, dissolution or winding up of the Corporation, either voluntary or involuntary, including a Deemed Liquidation Event, after giving effect to the preferences set forth in Subsections 3.1 and 3.2 above, the holders of the Series B-1 Preferred Stock shall be entitled receive, prior and in preference to any Distribution of any of the assets of the Corporation to the holders of the Series A-1 Preferred Stock, the Series A-2 Preferred Stock and Common Stock by reason of their ownership of such stock, an amount per share for each share of Series B-1 Preferred Stock held by them equal to the Series B-1 Original Issue Price (the aggregate amount of such payments shall be referred to herein, collectively, as the “Series B-1 Liquidation Preference”), unless the holders of such shares of Series B-1 Preferred Stock have previously elected to convert their Series B-1 Preferred Stock into Common Stock pursuant to Section 5 of Part C of Article Fourth below. If, upon the liquidation, dissolution or winding up of the Corporation and after completion of the distributions required by Subsections 3.1 and 3.2 above, the assets of the Corporation legally available for distribution to the holders of the Series B-1

Preferred Stock are insufficient to permit the payment to such holders of the full amounts specified in this Subsection 3.3, then the entire assets of the Corporation legally available for distribution to the holders of the Series B-1 Preferred Stock shall be distributed with equal priority and pro rata among the holders of the Series B-1 Preferred Stock in proportion to the full amounts they would otherwise be entitled to receive pursuant to this Subsection 3.3.

3.4        Preferential Payments to Holders of Series A-1 Preferred Stock. In the event of any liquidation, dissolution or winding up of the Corporation, either voluntary or involuntary, including a Deemed Liquidation Event, after giving effect to the preferences set forth in Subsections 3.1, 3.2 and 3.3 above, the holders of the Series A-1 Preferred Stock shall be entitled to receive, prior and in preference to any Distribution of any of the assets of the Corporation to the holders of the Series A-2 Preferred Stock and Common Stock by reason of their ownership of such stock, an amount per share for each share of Series A-1 Preferred Stock held by them equal to the sum of one and one-half times (1.5x) the Series A-1 Original Issue Price, plus any dividends declared but unpaid thereon (the aggregate amount of such payments shall be referred to herein, collectively, as the “Series A-1 Liquidation Preference”). If, upon the liquidation, dissolution or winding up of the Corporation and after completion of the distributions required by Subsections 3.1, 3.2 and 3.3 above, the assets of the Corporation legally available for distribution to the holders of the Series A-1 Preferred Stock are insufficient to permit the payment to such holders of the full amounts specified in this Subsection 3.4, then the entire assets of the Corporation legally available for distribution to the holders of the Series A-1 Preferred Stock shall be distributed with equal priority and pro rata among the holders of the Series A-1 Preferred Stock in proportion to the full amounts they would otherwise be entitled to receive pursuant to this Subsection 3.4.

3.5        Preferential Payments to Holders of Series A-2 Preferred Stock. In the event of any liquidation, dissolution or winding up of the Corporation, either voluntary or involuntary, including a Deemed Liquidation Event, after giving effect to the preferences set forth in Subsections 3.1, 3.2, 3.3 and 3.4 above, the holders of the Series A-2 Preferred Stock shall be entitled to receive, prior and in preference to any Distribution of any of the assets of the Corporation to the holders of the Common Stock by reason of their ownership of such stock, an amount per share for each share of Series A-2 Preferred Stock held by them equal to the Series A-2 Original Issue Price (the aggregate amount of such payments shall be referred to herein, collectively, as the “Series A-2 Liquidation Preference”), unless the holders of such shares of Series A-2 Preferred Stock have previously elected to convert their Series A-2 Preferred Stock into Common Stock pursuant to Section 5 of Part C of Article Fourth below. If, upon the liquidation, dissolution or winding up of the Corporation and after completion of the distributions required by Subsections 3.1, 3.2, 3.3 and 3.4 above, the assets of the Corporation legally available for distribution to the holders of the Series A-2 Preferred Stock are insufficient to permit the payment to such holders of the full amounts specified in this Subsection 3.5, then the entire assets of the Corporation legally available for distribution to the holders of the Series A-2 Preferred Stock shall be distributed with equal priority and pro rata among the holders of the Series A-2 Preferred Stock in proportion to the full amounts they would otherwise be entitled to receive pursuant to this Subsection 3.5.

3.6        Distribution of Remaining Assets. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the

Corporation, including a Deemed Liquidation Event, after the payment of all preferential amounts required to be paid to the holders of shares of Series Preferred Stock, the remaining assets of the Corporation available for distribution to its stockholders (or the consideration received by the Corporation or its stockholders in a Deemed Liquidation Event) shall be distributed ratably among the holders of the shares of Series Preferred Stock and Common Stock then outstanding on an as-converted to Common Stock basis. The aggregate amount which a holder of a share of Preferred Stock is entitled to receive under Subsections 3.1, 3.2, 3.3, 3.4 3.5 and 3.6 is hereinafter referred to as the “Liquidation Amount.”

3.7        Deemed Liquidation Events.

3.7.1        Definition. Each of the following events (each, a “Deemed Liquidation Event”) shall be treated as a liquidation, dissolution or winding up of the Corporation, unless the holders of at least sixty-six and two-thirds percent (66 2/3%) of the outstanding shares of Series Preferred Stock, voting together as a single class on an as-converted to Common Stock basis, elect otherwise by written notice sent to the Corporation at least fifteen (15) days prior to the effective date of any such event:

                                         (a)        a merger or consolidation in which

                                                             (1)         the Corporation is a constituent party or

                                                             (2)         a subsidiary of the Corporation is a constituent party and the Corporation issues shares of its capital stock pursuant to such merger or consolidation, except any such merger or consolidation involving the Corporation or a subsidiary in which the shares of capital stock of the Corporation outstanding immediately prior to such merger or consolidation continue to represent, or are converted into or exchanged for shares of capital stock that represent, immediately following such merger or consolidation, at least a majority, by voting power, of the capital stock of (1) the surviving or resulting corporation or (2) if the surviving or resulting corporation is a wholly owned subsidiary of another corporation immediately following such merger or consolidation, the parent corporation of such surviving or resulting corporation (provided that, for the purpose of this Subsection 3.7.1, all shares of Common Stock issuable upon exercise of Options (as defined below) outstanding immediately prior to such merger or consolidation or upon conversion of Convertible Securities (as defined below) outstanding immediately prior to such merger or consolidation shall be deemed to be outstanding immediately prior to such merger or consolidation and, if applicable, converted or exchanged in such merger or consolidation on the same terms as the actual outstanding shares of Common Stock are converted or exchanged); or

                                         (b)        the sale, lease, transfer, exclusive license or other disposition, in a single transaction or series of related transactions, by the Corporation or any subsidiary of the Corporation of all or substantially all the assets of the Corporation, or the sale or disposition (whether by merger or otherwise) of one or more subsidiaries of the Corporation if substantially all of the assets of the Corporation are held by such subsidiary or subsidiaries, except where such sale, lease, transfer, exclusive license or other disposition is to a wholly owned subsidiary of the Corporation.

                                         (c)        Notwithstanding the foregoing provisions, a Deemed Liquidation Event shall not include any transaction or series of transactions (i) for bona fide capital raising or other financing purposes in which cash is received by the Corporation or any successor or indebtedness of the Corporation is cancelled or converted or a combination thereof, and (ii) effected exclusively to change the domicile of the Corporation.

3.7.2        Effecting a Deemed Liquidation Event. The Corporation shall not have the power to effect a Deemed Liquidation Event referred to in Subsection 3.7.1(a)(i) unless the agreement or plan of merger or consolidation for such transaction (the “Merger Agreement”) provides that the consideration payable to the stockholders of the Corporation shall be allocated among the holders of capital stock of the Corporation in accordance with Subsections 3.1, 3.2, 3.3, 3.4 3.5 and 3.6.

3.7.3        Amount Deemed Paid or Distributed. The amount deemed paid or distributed to the holders of capital stock of the Corporation upon any such Deemed Liquidation Event shall be the cash or the value of the property, rights or securities paid or distributed to such holders by the Corporation or the acquiring person, firm or other entity. If the amount deemed paid or distributed under this Subsection 3.7.3 is made in property other than in cash, the value of such distribution shall be the fair market value of such property, determined as follows:

                                         (a)        For securities not subject to investment letters or other similar restrictions on free marketability,

                                                             (i)         if traded on a securities exchange, the value shall be deemed to be the average of the closing prices of the securities on such exchange over the 30-day period ending three days prior to the closing of such transaction;

                                                             (ii)         if actively traded over-the-counter, the value shall be deemed to be the average of the closing bid prices over the 30-day period ending three days prior to the closing of such transaction; or

                                                             (iii)         if there is no active public market, the value shall be the fair market value thereof, as determined in good faith by the Board of Directors.

                                         (b)        The method of valuation of securities subject to investment letters or other similar restrictions on free marketability (other than restrictions arising solely by virtue of a stockholder’s status as an affiliate or former affiliate) shall take into account an appropriate discount (as determined in good faith by the Board of Directors) from the market value as determined pursuant to clause (a) above so as to reflect the approximate fair market value thereof.

3.7.4        Shares not Treated as Both Preferred Stock and Common Stock in any Distribution. Notwithstanding the foregoing, upon any liquidation, dissolution or winding up, (including a Deemed Liquidation Event), then each holder of Series Preferred shall be entitled to receive, for each share of each series of Series Preferred then held, out of the proceeds available for distribution, the greater of (i) the amount of cash, securities or other property to which such holder would be entitled to receive with respect to such shares pursuant to Subsections 3.1, 3.2, 3.3, 3.4, 3.5 and 3.6, as applicable (without giving effect to this Subsection 3.7.4) or (ii) the amount of cash, securities or other property to which such holder would be entitled to receive in such liquidation, dissolution or winding up (including a Deemed Liquidation Event) with respect to such shares if such shares had been converted to Common Stock immediately prior to such event, giving effect to this Subsection 3.7.4 with respect to all series of Preferred Stock simultaneously.

4.        Voting.

4.1        General. On any matter presented to the stockholders of the Corporation for their action or consideration at any meeting of stockholders of the Corporation (or by written consent of stockholders in lieu of meeting), each holder of outstanding shares of Series Preferred Stock shall be entitled to cast the number of votes equal to the number of whole shares of Common Stock into which the shares of Series Preferred Stock held by such holder are convertible as of the record date for determining stockholders entitled to vote on such matter. Except as provided by law or by the other provisions of the Certificate of Incorporation, holders of Series Preferred Stock shall vote together with the holders of Common Stock as a single class, and not as a separate class or series.

4.2        Election of Directors.

4.2.1        For so long as any shares of Series C Preferred Stock remain outstanding, the holders of Series C Preferred Stock, voting as a separate class, shall be entitled by vote of a majority of the then outstanding shares of Series C Preferred Stock to elect one (1) member of the Board at each meeting or pursuant to each consent of the Corporation’s stockholders for the election of directors, and to remove from office such director and to fill any vacancy caused by the resignation, death or removal of such director (such director, the “Series C Director”).

4.2.2        For so long as any shares of Series B Preferred Stock or Series B-1 Preferred Stock remain outstanding, the holders of Series B Preferred Stock and Series B-1 Preferred Stock, voting together as a single class on an as-converted to Common Stock basis, shall be entitled by vote of at least a majority of the then outstanding shares of Series B Preferred Stock and Series B-1 Preferred Stock to elect one (1) member of the Board at each meeting or pursuant to each consent of the Corporation’s stockholders for the election of directors, and to remove from office such director and to fill any vacancy caused by the resignation, death or removal of such director (such director, the “Series B Director”).

4.2.3        For so long as any shares of Series A-1 Preferred Stock or Series A-2 Preferred Stock remain outstanding, the holders of Series A-1 Preferred Stock and Series A-2 Preferred Stock, voting together as a single class on an as-converted to Common Stock basis, shall be entitled by vote of at least a majority of the then outstanding shares of Series A-1 Preferred Stock and Series A-2 Preferred Sock to elect one (1) member of the Board at each meeting or pursuant to each consent of the Corporation’s stockholders for the election of directors, and to remove from office such director and to fill any vacancy caused by the resignation, death or removal of such director (such director, the “Junior Preferred Director” and together with the Series C Director and Series B Director, the “Preferred Stock Directors”).

4.2.4        The holders of Common Stock, voting as a separate class, shall be entitled by vote of a majority of the then outstanding shares of Common Stock, to elect one (1) member of the Board at each meeting or pursuant to each consent of the Corporation’s stockholders for the election of directors, and to remove from office such director and to fill any vacancy caused by the resignation, death or removal of such director (such director, the “Common Director”).

4.2.5        The holders of Common Stock and Preferred Stock, voting together as a single class on an as-converted basis, shall be entitled by vote of a majority of the then outstanding shares of Common Stock and Preferred Stock to elect all remaining members of the Board at each meeting or pursuant to each consent of the Corporation’s stockholders for the election of directors, and to remove from office such directors and to fill any vacancy caused by the resignation, death or removal of such directors.

4.2.6        Any director elected pursuant to this Subsection 4.2 may be removed without cause by, and only by, the affirmative vote of the holders of the shares of the class or series of capital stock entitled to elect such director or directors, given either at a special meeting of such stockholders duly called for that purpose or pursuant to a written consent of stockholders as the case may be. If the holders of an applicable class or series of capital stock entitled to elect directors fail to elect a sufficient number of directors to fill all directorships for which they are entitled to elect, voting exclusively and as a separate class pursuant to the applicable provisions of this Subsection 4.2, then any directorship not so filled shall remain vacant until such time as the holders of the applicable class or series of capital stock entitled to elect such director, elect a person to fill such directorship by vote or written consent in lieu of a meeting; and no such directorship may be filled by stockholders or directors of the Corporation other than by the stockholders or directors of the Corporation that are entitled to elect a person to fill such directorship, voting exclusively and as a separate class. At any meeting held for the purpose of electing a director, the presence in person or by proxy of the holders of a majority of the outstanding shares of the class or series entitled to elect such director shall constitute a quorum for the purpose of electing such director.

4.3        Preferred Stock Protective Provisions. At any time when shares of Series Preferred Stock are outstanding, the Corporation shall not, either directly or indirectly by amendment, merger, consolidation or otherwise, do any of the following without (in addition to any other vote required by law or the Certificate of Incorporation) the written consent or affirmative vote of the holders of at least a majority of the then outstanding shares of Series Preferred Stock, given in writing or by vote at a meeting, consenting or voting (as the case may be) voting together as a class:

                                         (a)        amend, alter or repeal any provision of the Certificate of Incorporation (including any filing of a Certificate of Designation) or Bylaws of the Corporation in a manner that adversely affects the powers, preferences, privileges or rights of, or the restrictions provided for the benefit of, the Series Preferred Stock or any applicable series thereof;

                                         (b)        create, authorize the creation of, or reclassify any additional class or series of capital stock or other securities, that could adversely affect, or are ranked prior to or are pari passu with, or have rights, preferences or privileges senior to or pari passu with, the Series Preferred Stock or any applicable series thereof;

                                         (c)        increase or decrease (other than by redemption or conversion as provided herein) the authorized number of shares of Series Preferred Stock or any applicable series thereof; or

                                         (d)        increase or decrease the authorized number of directors constituting the Board of Directors.

4.4        Separate Vote of Series C Preferred Stock. At any time when shares of Series C Preferred Stock are outstanding, the Corporation shall not, either directly or indirectly by amendment, merger, consolidation or otherwise, do any of the following without (in addition to any other vote required by law or the Certificate of Incorporation) the written consent or affirmative vote of the holders of at least sixty-six and two-thirds percent (66 2/3%) of the then outstanding shares of Series C Preferred Stock, given in writing or by vote at a meeting, consenting or voting (as the case may be) voting together as a class:

(a)         any alteration or change to the rights, preferences, privileges or restrictions of the Series C Preferred Stock so as to affect them adversely without similarly affecting all other series of Series Preferred Stock; or

(b)         Any increase or decrease in the authorized number of shares of Series C Preferred Stock.

5.        Optional Conversion.

The holders of Series Preferred Stock shall have conversion rights as follows (the “Conversion Rights”):

5.1        Right to Convert.

5.1 .1        Conversion Ratio. Each share of Series Preferred Stock shall be convertible, at the option of the holder thereof, at any time and from time to time, and without the payment of additional consideration by the holder thereof, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing the Original Issue Price for the relevant series of Series Preferred Stock by the applicable Conversion Price in effect at the time of conversion. Such applicable Conversion Price, and the rate at which shares of Series Preferred Stock may be converted into shares of Common Stock, shall be subject to adjustment as provided below.

5.1.2        Termination of Conversion Rights. In the event of a notice of redemption of any shares of Series Preferred Stock pursuant to Section 7, the Conversion Rights of the shares designated for redemption shall terminate at the close of business on the last full day preceding the date fixed for redemption, unless the redemption price is not fully paid on such redemption date, in which case the Conversion Rights for such shares shall continue until such price is paid in full. In the event of a liquidation, dissolution or winding up of the Corporation or a Deemed Liquidation Event, the Conversion Rights shall terminate at the close of business on the last full day preceding the date fixed for the payment of any such amounts distributable on such event to the holders of Series Preferred Stock.

5.2         Fractional Shares. No fractional shares of Common Stock shall be issued upon conversion of the Series Preferred Stock. In lieu of any fractional shares to which the holder would otherwise be entitled, the Corporation shall pay cash equal to such fraction multiplied by the fair market value of a share of Common Stock as determined in good faith by the Board of Directors, including the affirmative vote of the Preferred Stock Directors. Whether or not fractional shares would be issuable upon such conversion shall be determined on the basis of the total number of shares of Series Preferred Stock the holder is at the time converting into Common Stock and the aggregate number of shares of Common Stock issuable upon such conversion.

5.3         Mechanics of Conversion.

5.3.1         Notice of Conversion. In order for a holder of Series Preferred Stock to voluntarily convert shares of Series Preferred Stock into shares of Common Stock, such holder shall surrender the certificate or certificates for such shares of Series Preferred Stock (or, if such registered holder alleges that such certificate has been lost, stolen or destroyed, a lost certificate affidavit and agreement reasonably acceptable to the Corporation to indemnify the Corporation against any claim that may be made against the Corporation on account of the alleged loss, theft or destruction of such certificate), at the office of the transfer agent for the Series Preferred Stock (or at the principal office of the Corporation if the Corporation serves as its own transfer agent), together with written notice that such holder elects to convert all or any number of the shares of the applicable series of Series Preferred Stock represented by such certificate or certificates and, if applicable, any event on which such conversion is contingent. Such notice shall state such holder’s name or the names of the nominees in which such holder wishes the certificate or certificates for shares of Common Stock to be issued. If required by the Corporation, certificates surrendered for conversion shall be endorsed or accompanied by a written instrument or instruments of transfer, in form satisfactory to the Corporation, duly executed by the registered holder or his, her or its attorney duly authorized in writing. The close of business on the date of receipt by the transfer agent (or by the Corporation if the Corporation serves as its own transfer agent) of such certificates (or lost certificate affidavit and agreement) and notice shall be the time of conversion (the “Conversion Time”), and the shares of Common Stock issuable upon conversion of the shares represented by such certificate shall be deemed to be outstanding of record as of such date. The Corporation shall, as soon as practicable after the Conversion Time, issue and deliver to such holder of Series Preferred Stock, or to his, her or its nominees, a certificate or certificates for the number of full shares of Common Stock issuable upon such conversion in accordance with the provisions hereof, a certificate for the number (if any) of the shares of Series Preferred Stock represented by the surrendered certificate that were not converted into Common Stock, and cash as provided in Subsection 5.2 in lieu of any fraction of a share of Common Stock otherwise issuable upon such conversion and payment of any declared but unpaid dividends on the shares of Series Preferred Stock converted.

5.3.2         Reservation of Shares. The Corporation shall at all times when the Series Preferred Stock shall be outstanding, reserve and keep available out of its authorized but unissued capital stock, for the purpose of effecting the conversion of the Series Preferred Stock, such number of its duly authorized shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of Series Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of Series Preferred Stock, the Corporation shall take such corporate action as may be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes, including, without limitation, engaging in best efforts to obtain the requisite stockholder approval of any necessary amendment to the Certificate of Incorporation. Before taking any action which would cause an adjustment reducing the Conversion Price of an applicable series of Series Preferred Stock below the then par value of the shares of Common Stock issuable upon conversion of such series of Series Preferred Stock, the Corporation will take any corporate action which may, in the opinion of its legal counsel, be necessary in order that the Corporation may validly and legally issue fully paid and nonassessable shares of Common Stock at such adjusted Conversion Price.

5.3.3         Effect of Conversion. All shares of Series Preferred Stock which shall have been surrendered for conversion as herein provided shall no longer be deemed to be outstanding and all rights with respect to such shares shall immediately cease and terminate at the Conversion Time, except only the right of the holders thereof to receive shares of Common Stock in exchange therefor and to receive payment of any dividends declared but unpaid, thereon. Any shares of Series Preferred Stock so converted shall be retired and cancelled and may not be reissued as shares of such series, and the Corporation may thereafter take such appropriate action (without the need for stockholder action) as may be necessary to reduce the authorized number of shares of Series Preferred Stock (and such affected series thereof) accordingly.

5.3.4         No Further Adjustment. Upon any such conversion, no adjustment to the applicable Conversion Price shall be made for any declared but unpaid dividends on the Series Preferred Stock surrendered for conversion or on the Common Stock delivered upon conversion.

5.3.5         Taxes. The Corporation shall pay any and all issue and other similar taxes and other governmental charges that may be payable in respect of any issuance or delivery of shares of Common Stock upon conversion of shares of Series Preferred Stock pursuant to this Section 5. The Corporation shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of shares of Common Stock in a name other than that in which the shares of Series Preferred Stock so converted were registered, and no such issuance or delivery shall be made unless and until the person or entity requesting such issuance has paid to the Corporation the amount of any such tax or has established, to the satisfaction of the Corporation, that such tax has been paid.

5.4         Adjustments to Conversion Price for Diluting Issues.

5.4.1         Special Definitions. For purposes of this Article Fourth, the following definitions shall apply:

(a)         “Option” shall mean rights, options or warrants to subscribe for, purchase or otherwise acquire Common Stock.

(b)         “Convertible Securities” shall mean any evidences of indebtedness, shares or other securities directly or indirectly convertible into or exchangeable for Common Stock, but excluding Options.

(c)         “Additional Shares of Common Stock” shall mean all shares of Common Stock issued (or, pursuant to Subsection 5.4.3 below, deemed to be issued) by the Corporation after the Series C Original Issue Date, other than the following shares of Common Stock, and shares of Common Stock deemed issued pursuant to the following Options and Convertible Securities (collectively “Exempted Securities”):

                                                             (i)         shares of Common Stock, Options or Convertible Securities issued by reason of a dividend, stock split, split-up or other Distribution on shares of Common Stock that is covered by Subsections 5.5, 5.6 or 5.7;

                                                             (ii)         up to 15,046,250 shares of Common Stock which may be issued or issuable pursuant to Options to employees or directors of, or consultants or advisors to, the Corporation or any of its subsidiaries pursuant to a plan, agreement or arrangement approved by the Board of Directors;

                                                             (iii)         shares of Common Stock or Convertible Securities actually issued upon the exercise of Options or shares of Common Stock actually issued upon the conversion or exchange of Convertible Securities, in each case provided such issuance is pursuant to the terms of such Option or Convertible Security and such Option or Convertible Security was outstanding as of the Series C Original Issue Date;

                                                             (iv)         shares of Common Stock or Convertible Securities issued pursuant to any equipment loan or leasing arrangement, real property leasing arrangement, or debt financing from a bank or similar financial or lending institution that is approved by the Board of Directors;

                                                             (v)         shares of Common Stock or Convertible Securities issued for consideration other than cash pursuant to a merger, consolidation, acquisition or similar business combination, or any Deemed Liquidation Event, approved by the Board of Directors;

                                                             (vi)         shares of Common Stock or Convertible Securities issued in connection with strategic transactions involving the Corporation and other entities, including (A) joint ventures, strategic alliances, manufacturing, marketing or distribution arrangements or (B) technology transfer or development arrangements, in each case, provided that such transaction is approved by the Board of Directors;

                                                             (vii)         shares of Common Stock issued or issuable in a Qualified IPO (as defined in Subsection 6.1);

                                                             (viii)         securities issued pursuant to the terms of the Series C Preferred Stock Purchase Agreement, dated on or about June 20, 2011, by and among the Corporation and the investors party thereto, as may be amended from time to time, including the shares of Series C Preferred Stock, warrants to purchase shares of Series C Preferred Stock and shares of Common Stock issued or deemed issued pursuant to any of the foregoing securities;

                                                             (ix)         the warrant to purchase 2,282 shares of Series C Preferred Stock issued to Dr. Beat Merz pursuant to that certain Letter Agreement, dated

December 23, 2010, by and between the Corporation and Dr. Merz, up to 2,282 shares of Series C Preferred Stock issuable upon the exercise of such warrant, and shares of Common Stock issued or deemed issued pursuant to the foregoing securities; or

                                                             (x)         securities issued pursuant to the terms of the Note Subscription Agreement, dated on or about June 17, 2015, by and among the Corporation and the lenders party thereto, as may be amended from time to time, including the shares of Common Stock or Preferred Stock issued or deemed issued pursuant to any of the foregoing securities.

5.4.2         No Adjustment of Conversion Price on Agreement of Series Preferred Stock Holders. No adjustment in the applicable Conversion Price of a series of Series Preferred Stock shall be made as the result of the issuance or deemed issuance of Additional Shares of Common Stock if the Corporation receives written notice from the holders of at least sixty-six and two-thirds percent (66 2/3%) of the then outstanding shares of Series Preferred Stock, voting together as a single class on as-converted to Common Stock basis, agreeing that no such adjustment shall be made as the result of the issuance or deemed issuance of such Additional Shares of Common Stock. Any such waiver shall bind all future holders of shares of such series of Series Preferred Stock.

5.4.3         Deemed Issue of Additional Shares of Common Stock.

                                         (a)         If the Corporation at any time or from time to time after the Series C Original Issue Date shall issue any Options or Convertible Securities (excluding Options or Convertible Securities which are themselves Exempted Securities) or shall fix a record date for the determination of holders of any class of securities entitled to receive any such Options or Convertible Securities, then the maximum number of shares of Common Stock (as set forth in the instrument relating thereto, assuming the satisfaction of any conditions to exercisability, convertibility or exchangeability but without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefor, the conversion or exchange of such Convertible Securities, shall be deemed to be Additional Shares of Common Stock issued as of the time of such issue or, in case such a record date shall have been fixed, as of the close of business on such record date.

                                         (b)         If the terms of any Option or Convertible Security, the issuance of which resulted in an adjustment to the applicable Conversion Price of a series of Series Preferred Stock pursuant to the terms of Subsection 5.4.4, are revised as a result of an amendment to such terms or any other adjustment pursuant to the provisions of such Option or Convertible Security (but excluding automatic adjustments to such terms pursuant to anti-dilution or similar provisions of such Option or Convertible Security) to provide for either (1) any increase or decrease in the number of shares of Common Stock issuable upon the exercise, conversion and/or exchange of any such Option or Convertible Security or (2) any increase or decrease in the consideration payable to the Corporation upon such exercise, conversion and/or exchange, then, effective upon such increase or decrease becoming effective, the applicable Conversion Price of a series of Series Preferred Stock computed upon the original issue of such Option or Convertible Security (or upon the occurrence of a record date with respect thereto) shall be readjusted to such Conversion Price as would have obtained had such revised terms been in effect upon the original date of issuance of such Option or Convertible Security.

Notwithstanding the foregoing, no readjustment pursuant to this clause (b) shall have the effect of increasing the Conversion Price to an amount which exceeds the lower of (i) the Conversion Price in effect immediately prior to the original adjustment made as a result of the issuance of such Option or Convertible Security, or (ii) the Conversion Price that would have resulted from any issuances of Additional Shares of Common Stock (other than deemed issuances of Additional Shares of Common Stock as a result of the issuance of such Option or Convertible Security) between the original adjustment date and such readjustment date.

                                         (c)        If the terms of any Option or Convertible Security (excluding Options or Convertible Securities which are themselves Exempted Securities), the issuance of which did not result in an adjustment to the applicable Conversion Price of a series of Series Preferred Stock pursuant to the terms of Subsection 5.4.4 (either because the consideration per share (determined pursuant to Subsection 5.4.5) of the Additional Shares of Common Stock subject thereto was equal to or greater than the applicable Conversion Price then in effect, or because such Option or Convertible Security was issued before the Series C Original Issue Date), are revised after the Series C Original Issue Date as a result of an amendment to such terms or any other adjustment pursuant to the provisions of such Option or Convertible Security (but excluding automatic adjustments to such terms pursuant to anti-dilution or similar provisions of such Option or Convertible Security) to provide for either (1) any increase or decrease in the number of shares of Common Stock issuable upon the exercise, conversion or exchange of any such Option or Convertible Security or (2) any increase or decrease in the consideration payable to the Corporation upon such exercise, conversion or exchange, then such Option or Convertible Security, as so amended or adjusted, and the Additional Shares of Common Stock subject thereto (determined in the manner provided in Subsection 5.4.3(a)) shall be deemed to have been issued effective upon such increase or decrease becoming effective.

                                         (d)        Upon the expiration or termination of any unexercised Option or unconverted or unexchanged Convertible Security (or portion thereof) which resulted (either upon its original issuance or upon a revision of its terms) in an adjustment to the applicable Conversion Price of a series of Series Preferred Stock pursuant to the terms of Subsection 5.4.4, the Conversion Price shall be readjusted to such Conversion Price as would have been obtained had such Option or Convertible Security (or portion thereof) never been issued; provided that such readjustment shall not apply to prior conversions of Series Preferred Stock.

                                         (e)        If the number of shares of Common Stock issuable upon the exercise, conversion and/or exchange of any Option or Convertible Security, or the consideration payable to the Corporation upon such exercise, conversion and/or exchange, is calculable at the time such Option or Convertible Security is issued or amended but is subject to adjustment based upon subsequent events, any adjustment to the applicable Conversion Price of a series of Series Preferred Stock provided for in this Subsection 5.4.3 shall be effected at the time of such issuance or amendment based on such number of shares or amount of consideration without regard to any provisions for subsequent adjustments (and any subsequent adjustments shall be treated as provided in clauses (b) and (c) of this Subsection 5.4.3). If the number of shares of Common Stock issuable upon the exercise, conversion and/or exchange of any Option or Convertible Security, or the consideration payable to the Corporation upon such exercise, conversion and/or exchange, cannot be calculated at all at the time such Option or Convertible Security is issued or amended, any adjustment to the applicable Conversion Price of a series of

Series Preferred Stock that would result under the terms of this Subsection 5.4.3 at the time of such issuance or amendment shall instead be effected at the time such number of shares and/or amount of consideration is first calculable (even if subject to subsequent adjustments), assuming for purposes of calculating such adjustment to the Conversion Price that such issuance or amendment took place at the time such calculation can first be made.

5.4.4         Adjustment of Conversion Price Upon Issuance of Additional Shares of Common Stock. In the event the Corporation shall at any time after the Series C Original Issue Date issue Additional Shares of Common Stock (including Additional Shares of Common Stock deemed to be issued pursuant to Subsection 5.4.3), without consideration or for a consideration per share less than the applicable Conversion Price for any series of Series Preferred Stock, other than the Series A-2 Preferred Stock and the Series B-1 Preferred Stock, in effect immediately prior to such issue, then the applicable Conversion Price for such affected series, which series shall not include the Series A-2 Preferred Stock or the Series B-1 Preferred Stock, shall be reduced, concurrently with such issue, to a price (calculated to the nearest one-hundredth of a cent) determined in accordance with the following formula:

CP2 = CP1 * (A + B) ÷ (A + C).

For purposes of the foregoing formula, the following definitions shall apply:

                                         (a)         “CP2” shall mean the Conversion Price in effect for such affected series immediately after such issue of Additional Shares of Common Stock;

                                         (b)         “CP1” shall mean the Conversion Price in effect for such affected series immediately prior to such issue of Additional Shares of Common Stock;

                                         (c)         “A” shall mean the number of shares of Common Stock outstanding immediately prior to such issue of Additional Shares of Common Stock (treating for this purpose as outstanding all shares of Common Stock outstanding, all shares of Common Stock issuable upon exercise of Options outstanding immediately prior to such issue and upon conversion or exchange of Convertible Securities (including any shares of Series Preferred Stock) outstanding (assuming exercise of any outstanding Options therefor) immediately prior to such issue);

                                         (d)         “B” shall mean the number of shares of Common Stock that would have been issued if such Additional Shares of Common Stock had been issued at a price per share equal to CP1 (determined by dividing the aggregate consideration received by the Corporation in respect of such issue by CP1); and

                                         (e)         “C” shall mean the number of such Additional Shares of Common Stock issued in such transaction.

5.4.5         Determination of Consideration. For purposes of this Subsection 5.4, the consideration received by the Corporation for the issue of any Additional Shares of Common Stock shall be computed as follows:

(a)         Cash and Property: Such consideration shall:

                                                         (i)          insofar as it consists of cash, be computed at the aggregate amount of cash received by the Corporation, excluding amounts paid or payable for accrued interest, before deduction of any underwriting or similar commissions, compensation or concessions paid or allowed by the Corporation in connection with such issue or sale and without deduction of any expenses payable by the Corporation;

                                                         (ii)          insofar as it consists of property other than cash, be computed at the fair market value thereof at the time of such issue, as determined in good faith by the Board of Directors, including the affirmative vote of the Preferred Stock Directors; and

                                                         (iii)          in the event Additional Shares of Common Stock are issued together with other shares or securities or other assets of the Corporation for consideration which covers both, be the proportion of such consideration so received, computed as provided in clauses (i) and (ii) above, as determined in good faith by the Board of Directors, including the affirmative vote of the Preferred Stock Directors.

                                     (b)         Options and Convertible Securities. The consideration per share received by the Corporation for Additional Shares of Common Stock deemed to have been issued pursuant to Subsection 5.4.3, relating to Options and Convertible Securities, shall be determined by dividing:

                                                         (i)          the total amount, if any, received or receivable by the Corporation as consideration for the issue of such Options or Convertible Securities, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such consideration) payable to the Corporation upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities, by

                                                         (ii)          the maximum number of shares of Common Stock (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities.

5.4.6         Multiple Closing Dates. In the event the Corporation shall issue on more than one date Additional Shares of Common Stock that are a part of one transaction or a series of related transactions and that would result in an adjustment to the applicable Conversion Price of an affected series of Series Preferred Stock pursuant to the terms of Subsection 5.4.4, and such issuance dates occur within a period of no more than 90 days from the first such issuance to the final such issuance, then, upon the final such issuance, such Conversion Price shall be readjusted to give effect to all such issuances as if they occurred on the date of the first such issuance (and without giving effect to any additional adjustments as a result of any such subsequent issuances within such period).

5.5         Adjustment for Stock Splits and Combinations. If the Corporation shall at any time or from time to time after the Series C Original Issue Date effect a subdivision of the outstanding Common Stock, the applicable Conversion Price in effect immediately before that subdivision shall be proportionately decreased so that the number of shares of Common Stock issuable on conversion of each share of such series shall be increased in proportion to such increase in the aggregate number of shares of Common Stock outstanding. If the Corporation shall at any time or from time to time after the Series C Original Issue Date combine the outstanding shares of Common Stock, the applicable Conversion Price in effect immediately before the combination shall be proportionately increased so that the number of shares of Common Stock issuable on conversion of each share of such series shall be decreased in proportion to such decrease in the aggregate number of shares of Common Stock outstanding. Any adjustment under this subsection shall become effective at the close of business on the date the subdivision or combination becomes effective.

5.6         Adjustment for Certain Dividends and Distributions. In the event the Corporation at any time or from time to time after the Series C Original Issue Date shall make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable on the Common Stock in additional shares of Common Stock, then and in each such event the applicable Conversion Price in effect immediately before such event shall be decreased as of the time of such issuance or, in the event such a record date shall have been fixed, as of the close of business on such record date, by multiplying the applicable Conversion Price then in effect by a fraction:

(a)         the numerator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date, and

(b)         the denominator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of shares of Common Stock issuable in payment of such dividend or distribution.

Notwithstanding the foregoing, (a) if such record date shall have been fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the applicable Conversion Price shall be recomputed accordingly as of the close of business on such record date and thereafter the Conversion Price shall be adjusted pursuant to this Subsection as of the time of actual payment of such dividends or distributions; and (b) that no such adjustment shall be made if the holders of the Series Preferred Stock simultaneously receive a dividend or other distribution of shares of Common Stock in a number equal to the number of shares of Common Stock as they would have received if all outstanding shares of Series Preferred Stock had been converted into Common Stock on the date of such event.

5.7         Adjustment for Merger or Reorganization, etc. Subject to the provisions of Subsection 3.6, if there shall occur any reorganization, recapitalization, reclassification, consolidation or merger, including a Deemed Liquidation Event, involving the Corporation in which the Common Stock (but not the Series Preferred Stock) is converted into or exchanged for securities, cash or other property (other than a transaction covered by Subsections 5.4 or 5.6), then, following any such reorganization, recapitalization, reclassification, consolidation, merger, or Deemed Liquidation Event, each outstanding share of Series Preferred Stock shall thereafter be convertible in lieu of the Common Stock into which it was convertible prior to such event into the kind and amount of securities, cash or other property which a holder of the number of shares of Common Stock of the Corporation issuable upon conversion of one share of Series Preferred Stock immediately prior to such reorganization, recapitalization, reclassification, consolidation, merger, or Deemed Liquidation Event would have been entitled to receive pursuant to such transaction; and, in such case, appropriate adjustment (as determined in good faith by the Board of Directors, including the affirmative vote of the Preferred Stock Directors) shall be made in the application of the provisions in this Section 5 with respect to the rights and interests thereafter of the holders of the Series Preferred Stock, to the end that the provisions set forth in this Section 5 (including provisions with respect to changes in and other adjustments of the applicable Conversion Price of each affected series) shall thereafter be applicable, as nearly as reasonably may be, in relation to any securities or other property thereafter deliverable upon the conversion of the Series Preferred Stock.

5.8         Written Notice as to Adjustments. Upon the occurrence of each adjustment or readjustment of any Conversion Price pursuant to this Section 5, the Corporation at its expense shall, as promptly as reasonably practicable but in any event not later than 10 days thereafter, compute such adjustment or readjustment in accordance with the terms hereof and furnish to each holder of Series Preferred Stock a written notice setting forth such adjustment or readjustment (including the kind and amount of securities, cash or other property into which the affected series of Series Preferred Stock is convertible) and showing in detail the facts upon which such adjustment or readjustment is based, including a statement of (i) the consideration received or deemed to be received by the Corporation for any Additional Shares of Common Stock issued or sold or deemed to have been issued or sold, (ii) the Conversion Price at the time in effect, (iii) the number of Additional Shares of Common Stock and (iv) the type and amount, if any, of other property that at the time would be received upon conversion of the Series Preferred Stock. The Corporation shall, as promptly as reasonably practicable after the written request at any time of any holder of Series Preferred Stock (but in any event not later than 10 days thereafter), furnish or cause to be furnished to such holder a written notice setting forth (i) the applicable Conversion Price then in effect, and (ii) the number of shares of Common Stock and the amount, if any, of other securities, cash or property which then would be received upon the conversion of a share of Series Preferred Stock.

5.9         Notice of Record Date. In the event:

(a)         the Corporation shall take a record of the holders of its Common Stock (or other capital stock or securities at the time issuable upon conversion of a series of Series Preferred Stock) for the purpose of entitling or enabling them to receive any dividend or other distribution, or to receive any right to subscribe for or purchase any shares of capital stock of any class or any other securities, or to receive any other security; or

(b)         of any capital reorganization of the Corporation, any reclassification of the Common Stock of the Corporation, any merger or consolidation of the Corporation with or into any other corporation, or any Deemed Liquidation Event; or

(c)         of the voluntary or involuntary dissolution, liquidation or winding-up of the Corporation,

then, and in each such case, the Corporation will send or cause to be sent to the holders of Series Preferred Stock a notice specifying, as the case may be, (i) the record date for such dividend, distribution or right, and the amount and character of such dividend, distribution or right, or (ii) the effective date on which such reorganization, reclassification, consolidation, merger, transfer, Deemed Liquidation Event, dissolution, liquidation or winding-up is proposed to take place, and the time, if any is to be fixed, as of which the holders of record of Common Stock (or such other capital stock or securities at the time issuable upon the conversion of a series of Series Preferred Stock) shall be entitled to exchange their shares of Common Stock (or such other capital stock or securities) for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, transfer, Deemed Liquidation Event, dissolution, liquidation or winding-up, and the amount per share and character of such exchange applicable to the Series Preferred Stock and the Common Stock. Such notice shall be sent at least 10 days prior to the record date or effective date for the event specified in such notice.

6.         Mandatory Conversion.

6.1        Conversion to Common Stock; Trigger Events. Upon either (a) the closing of the sale of shares of Common Stock to the public at a price of at least $1.84 per share (subject to appropriate adjustment in the event of any Recapitalization), in a firm-commitment underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, resulting in at least $40,000,000 of proceeds, net of the underwriting discount and commissions, to the Corporation (a “Qualified IPO”) or (b) the date and time, or the occurrence of an event, specified by vote or written consent of the holders of at least sixty-six and two-thirds percent (66 2/3%) of the then outstanding shares of Series C Preferred Stock, voting together as a single class on an as-converted to Common Stock basis (the time of such closing or the date and time specified or the time of the event specified in such vote or written consent is referred to herein as the “Mandatory Conversion Time”), (i) each outstanding share of Series Preferred Stock shall automatically be converted into shares of Common Stock, at the then effective Conversion Price for such share and (ii) such shares may not be reissued by the Corporation.

6.2         Procedural Requirements. At the Mandatory Conversion Time, the outstanding shares of Series Preferred Stock shall be converted automatically without any further action by the holders of such shares and whether or not the certificates representing such shares are surrendered to the Corporation or its transfer agent. All holders of record of shares of Series Preferred Stock shall be sent written notice of the Mandatory Conversion Time and the place designated for mandatory conversion of all such shares of Series Preferred Stock pursuant to this Section 6. Such notice need not be sent in advance of the occurrence of the Mandatory Conversion Time. Upon receipt of such notice, each holder of shares of Series Preferred Stock shall surrender his, her or its certificate or certificates for all such shares (or, if such holder alleges that such certificate has been lost, stolen or destroyed, a lost certificate affidavit and agreement reasonably acceptable to the Corporation to indemnify the Corporation against any claim that may be made against the Corporation on account of the alleged loss, theft or destruction of such certificate) to the Corporation at the place designated in such notice. If so required by the Corporation, certificates surrendered for conversion shall be endorsed or accompanied by written instrument or instruments of transfer, in form satisfactory to the Corporation, duly executed by the registered holder or by his, her or its attorney duly authorized in writing. All rights with respect to the Series Preferred Stock converted pursuant to Subsection 6.1, including the rights, if any, to receive notices and vote (other than as a holder of Common Stock or Series Preferred Stock), will terminate at the Mandatory Conversion Time (notwithstanding the failure of the holder or holders thereof to surrender the certificates at or prior to such time), except only the rights of the holders thereof, upon surrender of their certificate or certificates (or lost certificate affidavit and agreement) therefor, to receive the items provided for in the next sentence of this Subsection 6.2. As soon as practicable after the Mandatory Conversion Time and the surrender of the certificate or certificates (or lost certificate affidavit and agreement) for shares of Series Preferred Stock, the Corporation shall issue and deliver to such holder, or to his, her or its nominees, a certificate or certificates for the number of full shares of Common Stock issuable on such conversion in accordance with the provisions hereof, together with cash as provided in Subsection 5.2 in lieu of any fraction of a share of Common Stock otherwise issuable upon such conversion and the payment of any declared but unpaid dividends on the shares of Series Preferred Stock converted. Such converted Series Preferred Stock shall be retired and cancelled and may not be reissued as shares of such series, and the Corporation may thereafter take such appropriate action (without the need for stockholder action) as may be necessary to reduce the authorized number of shares of Series Preferred Stock (and any applicable series thereof) accordingly.

7.         Redemption.

7.1         Series C Redemption. Shares of Series C Preferred Stock shall be redeemed by the Corporation out of funds lawfully available therefor at a price per share equal to the Series C Base Amount (the “Series C Redemption Price”), no later than 60 days after receipt by the Corporation at any time after the later to occur of (x) ninety-one (91) days after the Corporation’s indefeasible payment in full of all of the Corporation’s Obligations under and as defined in those certain Credit and Security Agreements between the Corporation and Midcap Financial Trust dated on or about June 12, 2015, as amended, restated, supplemented or otherwise modified, and (y) January 1, 2020, from the holders of at least sixty-six and two-thirds percent (66 2/3%) of the then outstanding shares of Series C Preferred Stock, voting together as a class, of written notice requesting redemption of all shares of Series C Preferred Stock (the date of such redemption payment being referred to as the “Series C Redemption Date”). On the Series C Redemption Date, the Corporation shall redeem the outstanding shares of Series C Preferred Stock; provided, however, that Excluded Shares (as such term is defined in Subsection 7.5) shall not be redeemed and shall remain outstanding. If the Corporation does not have sufficient funds legally available to redeem on the Series C Redemption Date all shares of Series C Preferred Stock to be redeemed on the Series C Redemption Date, the Corporation shall redeem a pro rata portion of each holder’s redeemable shares of such capital stock out of funds legally available therefor, based on the respective amounts which would otherwise be payable in respect of the shares to be redeemed if the legally available funds were sufficient to redeem all such shares, and shall redeem the remaining shares to have been redeemed as soon as practicable after the Corporation has funds legally available therefor. No Distributions shall be declared, paid or set aside with respect to the redemption of the Series B Preferred Stock or any series of Junior Preferred Stock unless and until each share of Series C Preferred Stock (other than Excluded Shares) shall have been redeemed at the Series C Redemption Price in accordance with the terms of this Subsection 7.1.

7.2         Series B Redemption. Subject to the preferences of the Series C Preferred Stock set forth in Subsection 7.1 above, shares of Series B Preferred Stock shall be redeemed by the Corporation out of funds lawfully available therefor at a price per share equal to the Series B Base Amount (the “Series B Redemption Price”), no later than 60 days after receipt by the Corporation at any time after the later to occur of (x) ninety-one (91) days after the Corporation’s indefeasible payment in full of all of the Corporation’s Obligations under and as defined in those certain Credit and Security Agreements between the Corporation and Midcap Financial Trust dated on or about June 12, 2015, as amended, restated, supplemented or otherwise modified, and (y) January 1, 2020, from the holders of at least sixty-six and two-thirds percent (66 2/3%) of the then outstanding shares of Series B Preferred Stock, voting together as a class, of written notice requesting redemption of all shares of Series B Preferred Stock (the date of such redemption payment being referred to as the “Series B Redemption Date”). On the Series B Redemption Date, the Corporation shall redeem the outstanding shares of Series B Preferred Stock; provided, however, that Excluded Shares (as such term is defined in Subsection 7.5) shall not be redeemed and shall remain outstanding. If the Corporation does not have sufficient funds legally available to redeem on the Series B Redemption Date all shares of Series B Preferred Stock to be redeemed on the Series B Redemption Date, the Corporation shall redeem a pro rata portion of each holder’s redeemable shares of such capital stock out of funds legally available therefor, based on the respective amounts which would otherwise be payable in respect of the shares to be redeemed if the legally available funds were sufficient to redeem all such shares, and shall redeem the remaining shares to have been redeemed as soon as practicable after the Corporation has funds legally available therefor. No Distributions shall be declared, paid or set aside with respect to the redemption of any series of Junior Preferred Stock unless and until each share of Series B Preferred Stock (other than Excluded Shares) shall have been redeemed at the Series B Redemption Price in accordance with the terms of this Subsection 7.2.

7.3         Series B-1 Redemption. Subject to the preferences of the Series C Preferred Stock and Series B Preferred Stock set forth in Subsections 7.1 and 7.2 above, shares of Series B-1 Preferred Stock shall be redeemed by the Corporation out of funds lawfully available therefor at a price per share equal to the Series B-1 Original Issue Price (the “Series B-1 Redemption Price”), no later than 60 days after receipt by the Corporation at any time after the later to occur of (x) ninety-one (91) days after the Corporation’s indefeasible payment in full of all of the Corporation’s Obligations under and as defined in those certain Credit and Security Agreements between the Corporation and Midcap Financial Trust dated on or about June 12, 2015, as amended, restated, supplemented or otherwise modified, and (y) January 1, 2020, from the holders of at least sixty-six and two-thirds percent (66 2/3%) of the then outstanding shares of Series B Preferred Stock and Series B-1 Preferred Stock, voting together as a class, of written notice requesting redemption of all shares of Series B-1 Preferred Stock (the date of such redemption payment being referred to as the “Series B-1 Redemption Date”). On the Series B-1 Redemption Date, the Corporation shall redeem the outstanding shares of Series B-1 Preferred Stock; provided, however, that Excluded Shares (as such term is defined in Subsection 7.5) shall not be redeemed and shall remain outstanding. If the Corporation does not have sufficient funds legally available to redeem on the Series B-1 Redemption Date all shares of Series B-1 Preferred Stock to be redeemed on the Series B-1 Redemption Date, the Corporation shall redeem a pro rata portion of each holder’s redeemable shares of such capital stock out of funds legally available therefor, based on the respective amounts which would otherwise be payable in respect of the shares to be redeemed if the legally available funds were sufficient to redeem all such shares, and shall redeem the remaining shares to have been redeemed as soon as practicable after the Corporation has funds legally available therefor. No Distributions shall be declared, paid or set aside with respect to the redemption of any of the Series A-1 Preferred Stock or Series A-2 Preferred Stock unless and until each share of Series B-1 Preferred Stock (other than Excluded Shares) shall have been redeemed at the Series B-1 Redemption Price in accordance with the terms of this Subsection 7.3.

7.4         Series A-1 and A-2 Preferred Stock Redemption. Subject to the preferences of the Series C Preferred Stock, Series B Preferred Stock and Series B-1 Preferred Stock set forth in Subsections 7.1, 7.2 and 7.3 above, shares of Series A-1 Preferred Stock and Series A-2 Preferred Stock shall be redeemed by the Corporation out of funds lawfully available therefor at a price per share equal to the Series A-1 Original Issue Price, plus any dividends declared but unpaid thereon (the “Series A-1 Redemption Price”) or the Series A-2 Original Issue Price, plus any dividends declared but unpaid thereon (the “Series A-2 Redemption Price,” and together with the Series C Redemption Price, the Series B Redemption Price, the Series B-1 Redemption Price and the Series A-1 Redemption Price, each a “Redemption Price”), no later than 60 days after receipt by the Corporation at any time after the later to occur of (x) ninety-one (91) days after the Corporation’s indefeasible payment in full of all of the Corporation’s Obligations under and as defined in those certain Credit and Security Agreements between the Corporation and Midcap Financial Trust dated on or about June 12, 2015, as amended, restated, supplemented or otherwise modified, and (y) January 1, 2020, from the holders of at least sixty-six and two-thirds percent (66 2/3%) of the then outstanding shares of Series A-1 Preferred Stock and Series A-2 Preferred Stock, voting together as a single class on an as-converted to Common Stock basis, of written notice requesting redemption of all shares of Series A-1 Preferred Stock and Series A-2 Preferred Stock (the date of such redemption payment being referred to as the “Series A Preferred Redemption Date,” and together with the Series C Redemption Date, the Series B Redemption Date and the Series B-1 Redemption Date, each a “Redemption Date”). On the Series A Preferred Redemption Date, the Corporation shall redeem the outstanding shares of Series A-1 Preferred Stock and Series A-2 Preferred Stock; provided, however, that Excluded Shares (as such term is defined in Subsection 7.5) shall not be redeemed and shall remain outstanding. If the Corporation does not have sufficient funds legally available to redeem on the Series A Preferred Redemption Date all shares of Series A-1 Preferred Stock and Series A-2 Preferred Stock to be redeemed on the Series A Preferred Redemption Date, the Corporation shall redeem a pro rata portion of each holder’s redeemable shares of such capital stock out of funds legally available therefor, based on the respective amounts which would otherwise be payable in respect of the shares to be redeemed if the legally available funds were sufficient to redeem all such shares, and shall redeem the remaining shares to have been redeemed as soon as practicable after the Corporation has funds legally available therefor.

7.5         Redemption Notice. Written notice of any mandatory redemption (in each case, the “Redemption Notice”) shall be sent to each holder of record of the affected series of Series Preferred Stock not less than 40 days prior to the Redemption Date. Each Redemption Notice shall state:

(a)         the number of shares of each series of Series Preferred Stock held by the holder that the Corporation shall redeem on the Redemption Date;

(b)         the applicable Redemption Date and the applicable Redemption Price;

(c)         the date upon which the holder’s right to convert such shares terminates (as determined in accordance with Subsection 5.1); and

(d)         that the holder is to surrender to the Corporation, in the manner and at the place designated, his, her or its certificate or certificates representing the shares of Series Preferred Stock to be redeemed.

If the Corporation receives, on or prior to the 20th day after the date of delivery of the Redemption Notice to a holder of Series Preferred Stock, written notice from such holder that such holder elects to be excluded from the redemption provided in this Section 7, then the shares of Series Preferred Stock registered on the books of the Corporation in the name of such holder at the time of the Corporation’s receipt of such notice shall thereafter be “Excluded Shares.”

7.6         Surrender of Certificates; Payment. On or before the applicable Redemption Date, each holder of shares of Series Preferred Stock to be redeemed on such Redemption Date, unless such holder has exercised his, her or its right to convert such shares as provided in Section 5, shall surrender the certificate or certificates representing such shares (or, if such registered holder alleges that such certificate has been lost, stolen or destroyed, a lost certificate affidavit and agreement reasonably acceptable to the Corporation to indemnify the Corporation against any claim that may be made against the Corporation on account of the alleged loss, theft or destruction of such certificate) to the Corporation, in the manner and at the place designated in the Redemption Notice, and thereupon the applicable Redemption Price for such shares shall be payable to the order of the person whose name appears on such certificate or certificates as the owner thereof. In the event less than all of the shares of Series Preferred Stock represented by a certificate are redeemed, a new certificate representing the unredeemed shares of Series Preferred Stock shall promptly be issued to such holder. On or prior to each Redemption Date, the Corporation shall deposit the aggregate Redemption Price to be paid for all shares of the series of Series Preferred Stock being redeemed on such Redemption Date with a bank or trust company having aggregate capital and surplus in excess of $100,000,000 (“Qualified Financial Institution”), as a trust fund, with irrevocable instructions and authority to the bank or trust company to pay, on and after such Redemption Date, the applicable Redemption Amount for each and every share to be redeemed to their respective holders upon the surrender of their certificates. The balance of any funds deposited by the Corporation pursuant to this Subsection 7.6 remaining unclaimed at the expiration of one (1) year following the applicable Redemption Date shall be returned to the Corporation promptly upon its written request.

7.7         Rights Subsequent to Redemption. If the Redemption Notice shall have been duly given, and if on the applicable Redemption Date the applicable Redemption Price payable upon redemption of the shares of Series Preferred Stock to be redeemed on the Redemption Date is paid or tendered for payment or deposited with Qualified Financial Institution so as to be available to remitted on a same business day basis, then notwithstanding that the certificates evidencing any of the shares of Series Preferred Stock so called for redemption shall not have been surrendered, dividends with respect to such shares of Series Preferred Stock shall cease to accrue after the applicable Redemption Date and all rights with respect to such shares shall forthwith after such Redemption Date terminate, except only the right of the holders to receive the applicable Redemption Price without interest upon surrender of their certificate or certificates therefor.

8.         Redeemed or Otherwise Acquired Shares. Any shares of Series Preferred Stock that are redeemed or otherwise acquired by the Corporation or any of its subsidiaries shall be automatically and immediately cancelled and retired and shall not be reissued, sold or transferred. Neither the Corporation nor any of its subsidiaries may exercise any voting or other rights granted to the holders of Series Preferred Stock following redemption.

9.         Notices. Any notice required or permitted by the provisions of this Article Fourth to be given to a holder of shares of Series Preferred Stock shall be mailed, postage prepaid, to the post office address last shown on the records of the Corporation, or given by electronic communication in compliance with the provisions of the General Corporation Law, and shall be deemed sent upon such mailing or electronic transmission; provided, however, that only a nationally recognized overnight courier shall be used to effectuate the delivery of any notices pursuant to this Section 9 to addresses outside the United States.

FIFTH: Subject to any additional vote required by the Certificate of Incorporation, in furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, repeal, alter, amend and rescind any or all of the Bylaws of the Corporation.

SIXTH: Subject to any additional vote required by the Certificate of Incorporation, the number of directors of the Corporation shall be determined in the manner set forth in the Bylaws of the Corporation.

SEVENTH: Elections of directors need not be by written ballot unless the Bylaws of the Corporation shall so provide.

EIGHTH: Meetings of stockholders may be held within or without the State of Delaware, as the Bylaws of the Corporation may provide. The books of the Corporation may be kept outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws of the Corporation.

NINTH: To the fullest extent permitted by law, a director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. If the General Corporation Law or any other law of the State of Delaware is amended after approval by the stockholders of this Article Ninth to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law as so amended.

Any repeal or modification of the foregoing provisions of this Article Ninth by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of, or increase the liability of any director of the Corporation with respect to any acts or omissions of such director occurring prior to, such repeal or modification.

TENTH: The following indemnification provisions shall apply to the persons enumerated below.

1.         Right to Indemnification of Directors and Officers. The Corporation shall indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any person (an “Indemnified Person”) who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a “Proceeding”), by reason of the fact that such person, or a person for whom such person is the legal representative, is or was a director or officer of the Corporation or, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another Corporation or of a partnership, joint venture, limited liability company, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys’ fees) reasonably incurred by such Indemnified Person in such Proceeding. Notwithstanding the preceding sentence, except as otherwise provided in Section 3 of this Article Tenth, the Corporation shall be required to indemnify an Indemnified Person in connection with a Proceeding (or part thereof) commenced by such Indemnified Person only if the commencement of such Proceeding (or part thereof) by the Indemnified Person was authorized in advance by the Board of Directors.

2.         Prepayment of Expenses of Directors and Officers. The Corporation shall pay the expenses (including attorneys’ fees) incurred by an Indemnified Person in defending any Proceeding in advance of its final disposition, provided, however, that, to the extent required by law, such payment of expenses in advance of the final disposition of the Proceeding shall be made only upon receipt of an undertaking by the Indemnified Person to repay all amounts advanced if it should be ultimately determined that the Indemnified Person is not entitled to be indemnified under this Article Tenth or otherwise.

3.         Claims by Directors and Officers. If a claim for indemnification or advancement of expenses under this Article Tenth is not paid in full within 30 days after a written claim therefor by the Indemnified Person has been received by the Corporation, the Indemnified Person may file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense of prosecuting such claim. In any such action the Corporation shall have the burden of proving that the Indemnified Person is not entitled to the requested indemnification or advancement of expenses under applicable law.

4.         Indemnification of Employees and Agents. The Corporation may indemnify and advance expenses to any person who was or is made or is threatened to be made or is otherwise involved in any Proceeding by reason of the fact that such person, or a person for whom such person is the legal representative, is or was an employee or agent of the Corporation or, while an employee or agent of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, limited liability company, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorney’s fees) reasonably incurred by such person in connection with such Proceeding. The ultimate determination of entitlement to indemnification of persons who are non-director or officer employees or agents shall be made in such manner as is determined by the Board of Directors in its sole discretion. Notwithstanding the foregoing sentence, the Corporation shall not be required to indemnify a person in connection with a Proceeding initiated by such person if the Proceeding was not authorized in advance by the Board of Directors.

5.         Advancement of Expenses of Employees and Agents. The Corporation may pay the expenses (including attorney’s fees) incurred by an employee or agent in defending any Proceeding in advance of its final disposition on such terms and conditions as may be determined by the Board of Directors.

6.         Non-Exclusivity of Rights. The rights conferred on any person by this Article Tenth shall not be exclusive of any other rights which such person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, the Bylaws, agreement, vote of stockholders or disinterested directors or otherwise.

7.         Other Indemnification. The Corporation’s obligation, if any, to indemnify any person who was or is serving at its request as a director, officer or employee of another corporation, partnership, limited liability company, joint venture, trust, organization or other enterprise shall be reduced by any amount such person may collect as indemnification from such other corporation, partnership, limited liability company, joint venture, trust, organization or other enterprise.

8.         Insurance. The Board of Directors may, to the full extent permitted by applicable law as it presently exists, or may hereafter be amended from time to time, authorize an appropriate officer or officers to purchase and maintain at the Corporation’s expense insurance: (a) to indemnify the Corporation for any obligation which it incurs as a result of the indemnification of directors, officers and employees under the provisions of this Article Tenth; and (b) to indemnify or insure directors, officers and employees against liability in instances in which they may not otherwise be indemnified by the Corporation under the provisions of this Article Tenth.

9.         Amendment or Repeal. Any repeal or modification of the foregoing provisions of this Article Tenth shall not adversely affect any right or protection hereunder of any person in respect of any act or omission occurring prior to the time of such repeal or modification. The rights provided hereunder shall inure to the benefit of any Indemnified Person and such person’s heirs, executors and administrators.

Any amendment, repeal or modification of the foregoing provisions of this Article Tenth shall not adversely affect any right or protection of any director, officer or other agent of the Corporation existing at the time of such amendment, repeal or modification.

ELEVENTH: The Corporation renounces any interest or expectancy of the Corporation in, or in being offered an opportunity to participate in, any Excluded Opportunity to the fullest extent permitted by law, and waives any claim that such opportunity constituted a corporate opportunity that should have been presented by such director or Covered Person(s) to the Corporation or any of its affiliates. An “Excluded Opportunity” is any matter, transaction or interest that is presented to, or acquired, created or developed by, or which otherwise comes into the possession of, (i) any director of the Corporation who is not an employee of the Corporation or any of its subsidiaries, or (ii) any holder of Series Preferred Stock or any partner, member, director, stockholder, employee or agent of any such holder, other than someone who is an employee of the Corporation or any of its subsidiaries (collectively, “Covered Persons”), unless such matter, transaction or interest is presented to, or acquired, created or developed by, or otherwise comes into the possession of, a Covered Person expressly and solely in such Covered Person’s capacity as a director of the Corporation.

TWELFTH: In connection with repurchases by the Corporation of its Common Stock from employees, officers, directors, advisors, consultants or other persons performing services for the Corporation or any subsidiary pursuant to agreements under which the Corporation has the option to repurchase such shares at cost upon the occurrence of certain events, such as the termination of employment, such repurchases may be made without regard to any “preferential dividends arrears amount” or “preferential rights amount” (as those terms are defined in Section 500 of the California Corporations Code).

*     *     *

3.         That the foregoing amendment and restatement was approved by the holders of the requisite number of shares of this corporation in accordance with Section 228 of the General Corporation Law.

4.         That this Fifth Amended and Restated Certificate of Incorporation, which restates and integrates and further amends the provisions of this corporation’s Certificate of Incorporation, has been duly adopted in accordance with Sections 242 and 245 of the General Corporation Law.

[Rest of Page Intentionally Left Blank]

IN WITNESS WHEREOF, Ellipse Technologies, Inc. has caused this Fifth Amended and Restated Certificate of Incorporation to be executed by a duly authorized officer of the corporation on this 11th day of June, 2015.

By:	/s/ Edmund J. Roschak
Name: Edmund J. Roschak
Title: President